Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Farmers National Banc Corp. on Form S-4 of our report dated March 5, 2019 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2018 Form 10-K of Farmers National Banc Corp., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Cleveland, Ohio

October 25, 2019